Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-48030, 33-48348, 33-65472, 33-93224, 333-12325, 333-27011, 333-56179, 333-65664, 333-79549, 333-104362, 333-115458 and 333-134482) and Form S-3 (Nos. 333-37794, 333-49844, 333-116376, 333-120055, 333-123731, 333-130179, 333-130665, 333-136660 and 333-137232) of Vertex Pharmaceuticals Incorporated of our report dated March 15, 2005 relating to the consolidated financial statements for the year ended December 31, 2004, which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

February 27, 2007